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                      CENTERPOINT PROPERTIES CORPORATION
                           401 N. Michigan Avenue                       PROXY
                           Chicago, Illinois  60611

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 CENTERPOINT PROPERTIES CORPORATION FOR THE
             SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 1, 1997.

          The undersigned hereby appoints Martin Barber, John S. Gates, Jr. and Paul S. Fisher, or any of them, jointly and severally, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the Company's Common Stock held in the undersigned's name and shares held by the agent in the Plan, hereafter described, subject to the voting direction of the undersigned at the Special Meeting of Stockholders to be held at the Lower Level Conference Center, 401 N. Michigan Avenue, Chicago, Illinois on Wednesday, October 1, 1997, or any adjournment thereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement/Prospectus related to such meeting, receipt of which is hereby acknowledged.

          ALL SHARES OF COMMON STOCK TO BE VOTED HEREBY BY THE UNDERSIGNED INCLUDE SHARES, IF ANY, HELD IN THE NAME OF THE AGENT, FOR THE BENEFIT OF THE UNDERSIGNED, IN THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

Comments/Change of Address:


____________________________________________________             PLEASE SEE
                                                                REVERSE SIDE
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/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE
                                                                        6231

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF REORGANIZATION.


Approval of                     FOR  AGAINST  ABSTAIN
Plan of Reorganization          / /    / /      / /

                                                     The signer hereby revokes
SIGNATURE(S)___________________  DATE____________    all proxies heretofore
                                                     given by the signer to
                                                     vote at said meeting or
                                                     any adjournments thereof.

NOTE:  Please sign exactly as name appears hereon.
       Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.